Exhibit 99.1

Clearwater Paper Reports Third Quarter 2024 Results; Board Approves New $100M Share Repurchase Authorization
SPOKANE, Wash.--(BUSINESS WIRE)--November 4, 2024 --Clearwater Paper Corporation (NYSE:CLW), a premier independent supplier of bleached paperboard to North American converters today reported financial results for the third quarter and nine months ended September 30, 2024.
THIRD QUARTER HIGHLIGHTS
With the consummation of the sale of our tissue business on November 1, 2024, all periods presented include our former tissue segment as discontinued operations and the paperboard segment plus corporate expenses as continuing operations. Total operations includes both continuing and discontinued operations.
•Net sales from continuing operations of $393 million, up 41% from the third quarter of last year primarily due to incremental volume from our Augusta facility
•Net sales from total operations of $644 million, up 24% from the third quarter of last year
•Net loss from continuing operations of $11 million, or 0.64 per diluted share compared to net income from continuing operations of $15 million, or $0.88 per diluted share in the third quarter of last year
•Net income from total operations of $6 million, or $0.35 per diluted share compared to $37 million, or $2.17 per diluted share in the third quarter of last year
•Adjusted EBITDA from total operations of $64 million compared to $81 million in the third quarter of last year
“We delivered a strong third quarter, even as we dealt with the impact of Hurricane Helene at our Augusta, Georgia and Shelby, North Carolina facilities,” said Arsen Kitch, president and CEO. “We are also pleased that we closed on the sale of our tissue business and are now well positioned to execute on our strategy of building a premier paperboard company that is focused on servicing independent converters in North America.”
NEW $100 MILLION SHARE REPURCHASE AUTHORIZATION
Clearwater Paper's Board of Directors has approved a new $100 million share repurchase authorization, allowing the Company to opportunistically repurchase shares in addition to offsetting the dilution from employee share grants. This authorization replaces the Company’s previous authorization. The timing and amount of any repurchases of common stock will be solely at the discretion of the Company and is subject to general business and market conditions, as well as other factors. The authorization permits the Company to make repurchases of its common stock from time to time in open market or privately negotiated transactions, including accelerated share repurchase transactions and the use of Rule 10b5-1 trading plans. The authorization has no expiration date.
OVERALL RESULTS
For the third quarter of 2024, Clearwater Paper reported net sales from total operations of $644 million compared to $520 million for the third quarter of 2023. Clearwater Paper reported net income from total operations for the third quarter of 2024 of $6 million, or $0.35 per diluted share compared to $37 million, or $2.17 per diluted share in the third quarter of 2023. Adjusted EBITDA from total operations was $64 million compared to third quarter of 2023 of $81 million. The decrease in Adjusted EBITDA from total operations was primarily driven by lower sales prices and the residual impacts of the company's planned major maintenance outage at its Lewiston, Idaho facility offset by higher sales volume due to the inclusion of our Augusta facility.
For the first nine months of 2024, Clearwater Paper reported net sales from total operations of $1.7 billion, a 10% increase compared to $1.6 billion for the first nine months of 2023. Clearwater Paper reported a net loss from total operations for the first nine months of 2024 of $3 million, or $0.17 per diluted share, compared to net income from total operations for the first nine months of 2023 of $90 million, or $5.29 per diluted share. Adjusted EBITDA from total operations for the first nine months of 2024 was $160 million, compared to the first nine months of 2023 of $218 million. The decrease in Adjusted EBITDA from total operations was primarily driven by lower sales prices and the impacts of the company's planned major maintenance outage at its Lewiston Idaho facility, partially offset by lower input costs.
Paperboard sales volumes and prices:
• Sales volumes were 314,320 tons in the third quarter of 2024, an increase of 67% compared to 187,944 tons in the third quarter of 2023. Sales volumes were 774,207 tons in the first nine months of 2024, an increase of 37% compared to 563,502 tons in the first nine months of 2023.
• Paperboard average net selling price decreased 12% to $1,192 per ton for the third quarter of 2024, compared to $1,350 per ton in the third quarter of 2023. Paperboard average net selling price decreased 13% to $1,223 per ton for the first nine months of 2024, compared to $1,401 per ton in the first nine months of 2023.
COMPANY OUTLOOK
“While we are currently experiencing challenging SBS industry conditions, we remain confident in the long-term fundamentals of paperboard packaging. We are taking actions to reduce our costs to ensure that we deliver strong cash flows regardless of where we are in the industry cycle. We used proceeds from the sale of our tissue business to de-lever our balance sheet and position ourselves to take advantage of opportunities to grow and diversify our paperboard product portfolio.”
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website. A replay of today's conference call will be available on the website beginning at 5:00 p.m. Pacific Time today.
ABOUT CLEARWATER PAPER CORPORATION
Clearwater Paper is a premier independent supplier of paperboard packaging products to North American converters. Headquartered in Spokane, Wash., our team produces high-quality paperboard that provides sustainable packaging solutions for consumer goods and food service applications. For additional information, please visit our website at www.clearwaterpaper.com.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the third quarter and first nine months of 2024 and 2023, including Adjusted EBITDA from total operations which includes both continuing and discontinued operations and net sales from total operations which includes both continuing and discontinued. Because these amounts are not in accordance with GAAP, reconciliations to net income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA from total operations: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA from total operations to measure the company's compliance with certain covenants.
FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding: the recent sale of our consumer products division (tissue business); the acquisition of the paperboard manufacturing facility and associated business in Augusta, Georgia; our expectations regarding paperboard demand; the company’s paperboard strategy, including its plans to grow and diversify its paperboard business; the company’s plans for the proceeds from the recent consumer products division (tissue business) sale transaction; and the company’s expectation that paperboard represents the best opportunity for steady and sustainable value creation. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this press release.

Factors that could cause or contribute to such material differences in actual results include, but are not limited to: there may be unexpected costs, charges or expenses resulting from the recent tissue business sale transaction; competitive responses to the recent tissue business sale transaction; achievement of anticipated financial results and other benefits of the recent tissue business sale transaction; potential risks associated with operating without the tissue business, including less diversification in products offered; changes in our capital structure; there may be stockholder litigation in connection with the recent tissue business sale transaction or the acquisition of the Augusta, Georgia paperboard manufacturing facility or other settlements; our inability to realize the expected benefits of the Augusta, Georgia paperboard manufacturing facility acquisition because of integration difficulties or other challenges; risks relating to the integration of the Augusta, Georgia paperboard manufacturing facility and achievement of anticipated financial results and other benefits of the acquisition; competitive pricing pressures for our products, including as a result of capacity additions, demand reduction and the impact of foreign currency fluctuations on the pricing of products globally; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; manufacturing or operating disruptions, including equipment malfunctions and damage to our manufacturing facilities; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and transportation costs and disruptions in transportation services impacting our ability to receive inputs or ship products to customers; reliance on a limited number of third-party suppliers, vendors and service providers required for the production of our products and our operations; changes in customer product preferences and competitors’ product offerings; cyber-security risks; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; our ability to successfully execute capital projects and other activities to operate our assets, including effective maintenance, implement our operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; labor disruptions; cyclical industry conditions; changes in expenses, required contributions and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures and climate change; our ability to attract, motivate, train and retain qualified and key personnel; our ability to service our debt obligations and restrictions on our business from debt covenants and terms; changes in our banking relations, or in our customer supply chain financing; negative changes in our credit agency ratings; changes in laws, regulations or industry standards affecting our business; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2024	2023	2024	2023
Net sales	$393.3	$278.9	$996.5	$867.4
Costs and expenses:
Cost of sales	363.2	228.3	935.1	702.6
Selling, general and administrative expenses	31.6	28.3	90.0	88.0
Other operating charges, net [1]	(0.3)	1.7	20.3	1.1
Total operating costs and expenses	394.5	258.2	1,045.4	791.7
Income (loss) from continuing operations	(1.2)	20.7	(48.9)	75.7
Interest expense, net	(13.1)	(2.2)	(24.0)	(7.9)
Other non-operating income	0.3	0.1	1.0	0.3
Total non-operating expense	(12.8)	(2.1)	(22.9)	(7.6)
Income (loss) from continuing operations before income taxes	(14.0)	18.6	(71.8)	68.1
Income tax provision (benefit)	(3.3)	3.7	(17.4)	16.7
Income (loss) from continuing operations	$(10.7)	$14.9	$(54.4)	$51.4
Income from discontinued operations, net of tax	16.6	21.7	51.6	38.8
Net income (loss)	$5.8	$36.6	(2.8)	90.1

Net income (loss) per common share:
Income (loss) per share from continuing operations - basic	$(0.64)	$0.89	$(3.27)	$3.06
Income per share from discontinued operations -basic	1.00	1.30	3.10	2.31
Net income (loss) per share - basic	0.35	2.19	(0.17)	5.37

Income (loss) per share from continuing operations - diluted	(0.64)	0.88	(3.27)	3.01
Income per share from discontinued operations - diluted	1.00	1.29	3.10	2.27
Net income (loss) per share - diluted	$0.35	$2.17	$(0.17)	$5.29

Average shares outstanding (in thousands):
Basic	16,620	16,682	16,629	16,800
Diluted	16,620	16,895	16,629	17,051
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 12 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended September 30, 2024 for the detailed breakout of this amount.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$35.5	$42.0
Receivables, net	172.7	96.1
Inventories, net	264.6	161.2
Other current assets	12.9	17.4
Current assets of discontinued operations	246.1	247.5
Total current assets	731.9	564.1
Property, plant and equipment	2,294.2	1,608.6
Accumulated depreciation and amortization	(1,282.2)	(1,247.9)
	1,012.0	360.7
Goodwill and intangible assets, net	52.2	41.5
Other assets, net	59.1	47.6
Long term assets of discontinued operations	633.6	657.9
Total assets	$2,488.7	$1,671.8

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$7.4	$—
Accounts payable and accrued liabilities	301.7	195.5
Current liabilities of discontinued operations	103.0	90.5
Total current liabilities	412.1	286.0
Long-term debt	1,143.3	439.9
Liability for pension and other postretirement employee benefits	52.4	54.5
Deferred tax liabilities and other long-term obligations	85.8	84.6
Long term liabilities of discontinued operations	130.5	138.1
Total liabilities	1,824.1	1,003.0

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	13.7	14.9
Retained earnings	681.7	684.5
Accumulated other comprehensive loss, net of tax	(30.8)	(30.7)
Total stockholders' equity	664.6	668.8
Total liabilities and stockholders' equity	$2,488.7	$1,671.8

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Operating activities
Net income (loss)	$5.8	$36.6	$(2.8)	$90.1
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	24.2	24.4	78.3	73.8
Equity-based compensation expense	(0.9)	3.5	7.2	7.0
Deferred taxes	(4.9)	(4.4)	(10.0)	(7.3)
Defined benefit pension and other postretirement employee benefits	(1.5)	(0.4)	(3.2)	(1.5)
Amortization of deferred debt costs	0.9	0.3	2.0	0.9
Loss on sale or impairment associated with assets	0.7	0.3	1.6	1.4
Changes in operating assets and liabilities, excluding the effects of acquired business:
(Increase) decrease in accounts receivable	(4.6)	23.6	(62.3)	7.9
(Increase) decrease in inventories	(6.6)	6.9	(5.6)	(10.1)
Decrease in other current assets	3.4	2.9	3.4	8.6
Increase (decrease) in accounts payable and accrued liabilities	(0.1)	(6.0)	89.8	(46.9)
Other, net	(0.4)	0.4	(1.9)	1.0
Net cash flows provided by operating activities	16.1	88.2	96.5	125.0
Investing activities
Additions to property, plant and equipment, net	(47.0)	(14.2)	(83.6)	(48.5)
Acquisition of business	—	—	(708.2)	—
Net cash flows used in investing activities	(47.0)	(14.2)	(791.8)	(48.5)
Financing activities
Borrowings on long-term debt	30.0	—	753.5	12.0
Repayments of long-term debt	(0.4)	(0.2)	(50.9)	(12.7)
Repurchases of common stock	(2.5)	(5.0)	(6.0)	(15.1)
Payments of debt issuance costs	(0.4)	(0.1)	(4.9)	(0.2)
Other, net	0.1	(0.1)	(2.7)	(4.7)
Net cash flows provided by (used in) financing activities	26.8	(5.5)	688.9	(20.7)

Increase (decrease) in cash, cash equivalents	(4.1)	68.5	(6.5)	55.8
Cash and cash equivalents at beginning of period	39.6	41.7	42.0	54.4
Cash and cash equivalents at end of period	$35.5	$110.2	$35.5	$110.2

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures - Total Statement of Operations
(Unaudited)
	Quarter Ended September 30, 2024
(In millions)	As reported	Discontinued operations	Adjustments		Total Operations
Net sales	$393.3	$262.4	$(11.8)	a	$643.9
Costs and expenses:
Cost of sales	363.2	218.9	(11.8)	a	570.3
Selling, general and administrative expenses	31.6	7.0			38.6
Other operating charges, net	(0.3)	6.3			6.0
Total operating costs and expenses	394.5	232.2			614.9
Total income (loss) from operations	(1.2)	30.1			28.9
Total non-operating expense	(12.8)	(8.0)			(20.8)
Total income (loss) from operations before income taxes	(14.0)	22.1			8.1
Income tax provision (benefit)	(3.3)	5.6			2.3
Total income (loss) from operations	(10.7)	$16.6
Income from discontinued operations, net of tax	16.6
Net income (loss)	$5.8				$5.8

	Quarter Ended September 30, 2023
(In millions)	As reported	Discontinued operations	Adjustments		Total Operations
Net sales	$278.9	$259.3	$(18.3)	a	$519.9
Costs and expenses:
Cost of sales	228.3	217.5	(18.4)	a	427.4
Selling, general and administrative expenses	28.3	8.1			36.4
Other operating charges, net	1.7	0.1			1.8
Total operating costs and expenses	258.2	225.7			465.6
Total income (loss) from operations	20.7	33.6			54.4
Total non-operating expense	(2.1)	(4.6)			(6.8)
Total income (loss) from operations before income taxes	18.6	29.0			47.6
Income tax provision (benefit)	3.7	7.2			11.0
Total income (loss) from operations	14.9	$21.7
Income from discontinued operations, net of tax	21.7
Net income (loss)	$36.6				$36.6

a - Represents intercompany transactions between the consumer products division and our remaining entity which under discontinued operations reporting requirements are shown as sales.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures - Total Statement of Operations
(Unaudited)
	Nine Months Ended September 30, 2024
(In millions)	As reported	Discontinued operations	Adjustments		Total Operations
Net sales	$996.5	$768.3	$(38.3)	a	$1,726.5
Costs and expenses:
Cost of sales	935.1	646.1	(38.3)	a	1,542.9
Selling, general and administrative expenses	90.0	22.7			112.7
Other operating charges, net	20.3	10.8			31.1
Total operating costs and expenses	1,045.4	679.6			1,686.7
Total income (loss) from operations	(48.9)	88.7			39.8
Total non-operating expense	(22.9)	(19.7)			(42.6)
Total income (loss) from operations before income taxes	(71.8)	68.9			(2.8)
Income tax provision (benefit)	(17.4)	17.4			—
Total income (loss) from operations	(54.4)	$51.6
Income from discontinued operations, net of tax	51.6
Net income (loss)	$(2.8)				$(2.8)

	Nine Months Ended September 30, 2023
(In millions)	As reported	Discontinued operations	Adjustments		Total Operations
Net sales	$867.4	$761.3	$(58.8)	a	$1,569.9
Costs and expenses:
Cost of sales	702.6	670.9	(58.9)	a	1,314.6
Selling, general and administrative expenses	88.0	23.4			111.5
Other operating charges, net	1.1	1.3			2.4
Total operating costs and expenses	791.7	695.6			1,428.5
Total income (loss) from operations	75.7	65.8			141.5
Total non-operating expense	(7.6)	(14.1)			(21.7)
Total income (loss) from operations before income taxes	68.1	51.7			119.8
Income tax provision (benefit)	16.7	12.9			29.6
Total income (loss) from operations	51.4	$38.8
Income from discontinued operations, net of tax	38.8
Net income (loss)	$90.1				$90.1

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Net Income	$5.8	$36.6	$(2.8)	$90.1
Add (deduct):
Less: Income from discontinued operations, net of tax	16.6	21.7	51.6	38.8
Income from continuing operations	(10.7)	14.9	(54.4)	51.4
Income tax provision (benefit)	(3.3)	3.7	(17.4)	16.7
Interest expense, net	13.1	2.2	24.0	7.9
Depreciation and amortization	21.7	10.2	47.6	30.3
Inventory revaluation on acquired business	—	—	6.8	—
Other operating charges, net [1]	(0.3)	1.7	20.3	1.1
Other non-operating income	(0.3)	(0.1)	(1.0)	(0.3)
Adjusted EBITDA from continuing operations	20.2	$32.6	$25.9	$107.1
Income from discontinued operations	16.6	21.7	51.6	38.8
Depreciation and amortization included in discontinued operations	6.7	14.2	35.0	43.5
Other operating charges, net included in discontinued operations	6.3	0.1	10.8	1.3
Income tax provision included in discontinued operations	5.6	7.2	17.4	12.9
Non-operating expenses included in discontinued operations	8.0	4.6	19.7	14.1
Adjusted EBITDA from total operations	$63.5	$80.6	$160.3	$217.7
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 12 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended September 30, 2024 for the detailed breakout of this amount.

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Strategic Communications
509-344-5906
investorinfo@clearwaterpaper.com

News media:
Virginia Aulin, Vice President, Public Affairs
509-344-5967
Virginia.aulin@clearwaterpaper.com